Exhibit 99.2

Second Quarter 2012 Financial Review and Analysis

(preliminary, unaudited)

Supplemental Presentation Materials July 24, 2012

Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; ability of the company to generate sustained productivity improvement; ability of the company to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contract(s) or customer(s); collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of pending dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the company to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and the company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

The company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the company’s products; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; and (3) competitors’ actions, including pricing, expansion in key markets, and product offerings.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the company’s 2011 Form 10-K, filed on February 27, 2012 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the company undertakes no obligation to update these statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

This presentation contains certain non-GAAP financial measures as defined by SEC rules. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter, along with certain supplemental analysis provided in this document. (See Attachments A-2 through A-5 to news release dated July 24, 2012.)

The company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the company in a single period. By excluding certain accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the company believes that it is providing meaningful supplemental information to facilitate an understanding of the company’s core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in the company’s underlying businesses, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing.

The company uses the following non-GAAP financial measures in this presentation:

• Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, acquisitions and divestitures;

• Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales;

• Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain discrete events;

• Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the tax-effected restructuring costs and other items; and

• Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

This document has been furnished (not filed) on Form 8-K with the SEC and may be found on the company’s website at www.investors.averydennison.com.

Second Quarter Overview

Company results in line with expectations

• Strength in PSM offset by lower than expected performance in RBIS

• Sales up approx. 4% on organic basis driven by higher volume

• Operating margin, as reported, declined 60 basis points as higher employee-related expenses and restructuring costs more than offset the benefit of higher volume and productivity

– Adjusted operating margin declined 30 basis points

• Year-to-date free cash flow, including discontinued operations, improved to negative $15 mil., reflecting lower bonus payments and improvements in working capital

– Year-to-date free cash flow from continuing operations estimated at $22 mil.

Narrowing 2012 guidance ranges

• Reported EPS to $1.55 to $1.70, adjusted EPS to $1.90 to $2.05

• FCF to $280 mil. to $310 mil.

Increasing return of cash to shareholders while maintaining strong balance sheet

• Repurchased 4.8 mil. shares for $142 mil. in 1H12

Significant acceleration of cost reduction actions

• Targeting annualized savings of more than $100 mil. by mid-2013

• Approx. $80 mil. in restructuring costs over two years

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Second Quarter P&L Summary

• Reported net sales declined 0.8%

– Sales increased 3.7% on organic basis

• Operating margin, as reported, declined 60 basis points to 6.2%

– Adjusted operating margin declined 30 basis points

• Interest expense up slightly

• Effective tax rate of 33.4%

– Year-to-date adjusted tax rate increased from 29.3% to 34.1%, in line with expectations

• Reported EPS (total company) of $0.62

• Reported EPS (continuing operations) of $0.49

– Adjusted EPS (non-GAAP, continuing operations) of $0.56

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Sales Trend Analysis

2Q11 3Q11 4Q11 1Q12 2Q12

Organic Sales Change (1.5%) (0.8%) 0.7% (0.9%) 3.7%

Product Line Divestitures—- (0.2%) (0.4%) (0.3%) Currency 5.0% 5.8% (1.0%) (1.6%) (4.2%) Reported Sales Change* 3.5% 5.0% (0.5%) (2.8%) (0.8%)

*Totals may not sum due to rounding.

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Margin Analysis

Adjusted

As Reported (Non-GAAP))

2Q12 2Q11 2Q12 2Q11

Gross Profit Margin (total company) 26.1% 25.7%

Operating Margin:

-Pressure sensitive Materials 8.4% 8.6% 9.1% 9.0%

Retail Branding and Information Solutions 4.8% 6.3% 5.3% 6.9%

Other specialty converting businesses 2.9% 2.4% 3.6% 2.8%

Total Company 6.2% 6.8% 7.0% 7.3%

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Second Quarter Segment Overview

PRESSURE SENSITIVE MATERIALS

Reported sales of $1.01 bil., flat compared to prior year

Sales upp approx. 6% on organic basis

Label and Packaging Materials sales up mid-single digits on organic basis

Graphics and Reflective Solutions sales down low single digits on organic basis

Operating margin declined 20 basis points to 8.4% due to higher restructuring costs. Adjusted operating margin improved 10 basis points as benefit from higher volume more than offset higher employee-related expenses, including incentive compensation.

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Second Quarter Segment Overview (continued)

RETAIL BRANDING AND INFORMATION SOLUTIONS

Reported sales of $389 mil., down 2% compared to prior year

Sales flat on organic basis

Operating margin declined 150 basis points to 4.8% due to wage inflation, partially offset by productivity initiatives. Adjusted operating margin declined 160 basis points.

OTHER SPECIALTY CONVERTING BUSINESSES

Reported sales of $134 mil., down approx . 5% compared to prior year

Sales up approx. 2% excluding currency and divestiture of product line

Operating margin improved 50 basis points to 2.9% as impact of higher volume and productivity initiatives more than offset higher employee -related expenses and restructuring costs. Adjusted operating margin improved 80 basis points.

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Contributing Factors to 2012 Results

Factors as of April 25, 2012

Organic sales growth of 1% to 4%

At current rates, , currency translation has approx. $15 mil. negative impact to EBIT vs. 2011

Tax rate in low to mid-thirty percent range; ; cash tax rate in upper-twenty percent range

Restructuring costs and other items of ~$25 mil.

Capital expenditures (including IT) of ~$150 mil.

Pension contributions of at least $75 mil.

Estimated net proceeds and free cash flow from OCP of approx . $400 mil.

Average shares outstanding (assuming dilution) of 103 mil.

Changes to Contributing Factors

Organic sales g growth of 2% % to 3% %

At recent rates, , currency translation has approx. $19 mil. negative impact to EBIT vs. 2011

Restructuring costs and other items of ~$55 mil.

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2012 EPS and Free Cash Flow Guidance (Continuing Operations)

Reported EPS $1.55—$1.70 Add Back: Estimated Restructuring Costs and Other Items ~ $0.35 Adjusted EPS (non-GAAP) $1.90—$2.05

Free Cash Flow $280 mil.—$310 mil.

3Q12 EPS expected to be 20% to 25% of full year earnings

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